NUMBER                      TravelNow.com Inc.                       SHARES

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                       75,000,000 TOTAL AUTHORIZED SHARES
            50,000,000 SHARES OF COMMON STOCK, $0.01 PAR VALUE EACH
           25,000,000 SHARES OF PREFERRED STOCK, $0.01 PAR VALUE EACH

                                                             CUSIP  ___________

            THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS OF TRANSFER.
                      SEE REVERSE FOR RESTRICTIVE LEGEND.

This Certifies that ___________________________________________ is the owner of
______________________ Shares of the Capital Stock of

                               TravelNow.com Inc.

transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.

  In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunder affixed this _____________ day of ________________ A.D.

DATED:

                                     [SEAL]
---------------                      ------              -----------------------
Secretary                                                Chief Executive Officer

Countersigned:
Florida Atlantic Stock Transfer, Inc.
7130 Nob Hill Rd., Tamarac, FL 33321

By:
----------------------------
      Transfer Agent